Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Uzi Sasson
IXYS Corporation
1590 Buckeye Dr.
Milpitas Ca. 95035
Tel: 408-457-9000
IXYS CLOSES ACQUISITION OF ZILOG
Biel, Switzerland and Milpitas, CA, February 18, 2010 — IXYS Corporation (NASDAQ:IXYS) today announced the closing of its acquisition of Zilog, Inc. The closing of the acquisition followed the stockholders meeting of Zilog, Inc. on February 17, 2010, at which the acquisition was approved by the following vote: 12,635,022 shares were voted in favor; 11,565 shares were voted against; and 2,021 abstained. Zilog’s shares ceased trading at the end of today’s market session.
About IXYS Corporation
Since its inception in 1983, IXYS Corporation has been developing technology-driven products to improve power conversion efficiency, generate solar and wind power and provide efficient motor control for industrial applications. IXYS and its subsidiary companies offer a diversified product base that addresses worldwide needs for power control, electrical efficiencies, renewable energy, telecommunications, medical devices, flexible displays and RF power.